UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): October 31, 2008

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada	T5J 1W8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Pursuant to a subscription agreement dated August 14, 2008 and effective October 31, 2008, we closed the second tranche of a private placement (the “Second Tranche”) to one investor (the “Subscriber”) of an aggregate of 12,500,000 units (“Units”) at a price of US$0.40 per Unit, for total gross proceeds of US$5,000,000. Each Unit is comprised of one (1) common share (“Common Share”), one (1) Common Share purchase warrant (“Whole Warrant”) and 0.16 of one Common Share purchase warrant (“Additional Fractional Warrant”). Each Whole Warrant entitles the holder to purchase one (1) Common Share at a price of US$0.60 per Common Share for a period of three years from the date of closing. Each Additional Fractional Warrant entitles the holder to purchase 0.16 of one Common Share at a price of US$0.80 for a period of three years from the date of closing. The Whole Warrants and the Additional Fractional Warrants expire on October 31, 2011. The units were issued pursuant to Regulation S under the Securities Act of 1933, as amended.

The foregoing summary is qualified in its entirety by the terms of the Subscription Agreement, Whole Warrants and Additional Fractional Warrants, which are filed herewith as Exhibits 4.1, 4.2 and 4.3.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

The Company issued a press release on November 6, 2008 announcing the Second Tranche of this private placement, which is filed herewith as Exhibit 99.1.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
4.1	Form of Subscription Agreement for private placement of units, closing on October 31, 2008, filed with Form 8-K on August 15, 2008 and incorporated herein by reference.
4.2	Form of Warrant dated October 31, 2008, filed herewith.
4.3	Form of Additional Fractional Warrant dated October 31, 2008, filed herewith.
99.1	Press Release dated November 6, 2008, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: November 6, 2008	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO